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                                                                    EXHIBIT 99.1

               ENHERENT CORP. AND DYNAX SOLUTIONS COMPLETE MERGER

For Immediate Release

NEW YORK, NEW YORK (APRIL 1, 2005) - IT professional services firms ENHERENT CORP. (OTCBB: ENHT, www.enherent.com) and Dynax Solutions, Inc. today announced that their respective stockholders have approved the previously announced merger of Dynax Solutions, Inc. with and into enherent Corp. and that the merger has been consummated. As a result of the merger, former shareholders of Dynax Solutions own approximately 50% of the common stock of ENHERENT on a fully diluted basis.

The merged companies operate under the ENHERENT name and offer business solutions and IT staffing services. As a result of the merger, ENHERENT has approximately 230 IT professionals servicing Fortune 1000 and mid-market clients throughout the Northeast and South. Combined revenues of ENHERENT and Dynax Solutions were approximately $30MM for the year ended December 31, 2004.

Pamela Fredette will serve as Chairman, Chief Executive Officer and President of ENHERENT. Doug Catalano, ENHERENT'S former Chief Executive Officer, will continue to serve as a member of the Board, and Doug Mellinger will continue to serve as Vice Chairman of the Board. Executives of both firms will serve on the management team of the combined firm. ENHERENT will be headquartered in New York City.

ENHERENT'S management believes that the merger should:

-     Increase critical mass and visibility

-     Improve profitability through reductions in redundant operating expenses

-     Facilitate increased leverage from strategic partnerships

- Create movement of business toward a higher margin of mix of professional staffing and IT solutions

- Allow cross-selling of services and solutions to a larger collective customer base

-     Increase geographic reach

"I believe that the combination of ENHERENT and Dynax Solutions results in a company with a size and portfolio of services that should help management achieve its goal of delivering strong financial performance and stockholder value," said Pamela Fredette, ENHERENT'S Chairman, Chief Executive Office and President.

ABOUT ENHERENT

ENHERENT CORP. (OTCBB: ENHT) is an information technology professional services firm providing its clients with (a) staffing and consultative resources either on a temporary or a permanent basis and (b) teams of technical consultants trained in the delivery of solutions to

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systems integration, network and security and application services. ENHERENT also provides solutions outsourcing involving software development. ENHERENT customers can be found in any different industry segments, from the Fortune 500 to middle-market enterprises. The company, headquartered in New York City, operates throughout the northeastern and southern United States and has sales locations in Connecticut, New York City, Long Island, N.Y., North Carolina and Washington, D.C. For more information visit www.enherent.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on certain assumptions and analyses made by ENHERENT derived from its experience and perceptions. Actual results and developments may vary materially from those described because they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, future demand for ENHERENT'S services; general economic, market and business conditions; anticipated benefits of the merger; and various other factors discussed in ENHERENT'S filings with the Securities and Exchange Commission including those set forth under Item 7 of ENHERENT'S recent Annual Report on Form 10-K for the year ended December 31, 2004.

CONTACT INFORMATION:
Lori Stanley
enherent Corp.
lstanley@enherent.com
(212) 331-8633